Exhibit 99.1

News Release

For Immediate Release	CONTACT:
Charles Rowland, Jr.
(610) 558-9800

ENDO ANNOUNCES EXECUTIVE APPOINTMENT

Seasoned Pharmaceutical Executive Named

Executive Vice President, Research & Development

CHADDS FORD, Pa., April 11, 2008 – Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a market leader in pain management, announced today that Ivan Gergel, M.D., age 47, has been hired as Executive Vice President, Research & Development. Dr. Gergel is filling a position that has been vacant since June 2007.

Dr. Gergel will have full responsibility for all of the company’s R&D activities, including direct supervision of clinical research, pre-clinical R&D, medical affairs, marketed product development support, regulatory affairs, project management and drug safety and surveillance.

From May 19, 2005 until March 31, 2008, Dr. Gergel had been Senior Vice President of Scientific Affairs and President of the Forest Research Institute of Forest Laboratories Inc., managing over 900 physicians, scientists and staff at the Research Institute. Prior to that, Dr. Gergel served as Vice President and Chief Medical Officer at Forest and Executive Vice President of the Forest Research Institute. He joined Forest in 1998 as Executive Director of Clinical Research following nine years at SmithKline Beecham and was named Vice President of Clinical Development and Clinical Affairs in 1999. He oversaw all clinical development programs at Forest including the development of Lexapro®, an SSRI antidepressant, Namenda®, an NMDA receptor antagonist for the treatment of moderate to severe Alzheimer’s Disease and CombunoxTM, an opioid and NSAID combination indicated for the short-term management of acute, moderate to severe pain.

Dr. Gergel received his MD from The Royal Free Medical School of The University of London and an MBA from the Wharton School.

Dave Holveck, President and Chief Executive Officer of Endo Pharmaceuticals, commented: “I am pleased to welcome Ivan to the Endo team. Ivan has extensive experience as both a clinician and researcher. Additionally, throughout his career at Forest, Ivan demonstrated leadership and expertise. These are all qualities that will serve Endo well.”

About Endo

Endo Pharmaceuticals Holdings Inc. is a specialty pharmaceutical company with market leadership in pain management. Through its wholly owned Endo Pharmaceuticals Inc. subsidiary, the company is engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used primarily to treat and manage pain. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available at www.endo.com.

Forward-Looking Statements

This press release contains information that includes or is based on “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements, including estimates of future net sales, future expenses, future net income and future earnings per share, are subject to risks and uncertainties. Forward-looking statements include the information concerning the company’s possible or assumed results of operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” or similar expressions are forward-looking statements. Endo has based these forward-looking statements on its current expectations and projections about the growth of its business, its financial performance and the development of its industry. Because these statements reflect Endo’s current views concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect Endo’s future financial results and could cause its actual results to differ materially from those expressed in forward-looking statements contained in this press release. Important factors that could cause its actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, but are not limited to: its ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; its ability to obtain regulatory approval of any of its pipeline products; competition for the business of its branded and generic products, and in connection with its acquisition of rights to intellectual property assets; market acceptance of its future products; government regulation of the pharmaceutical industry; its dependence on a small number of products; its dependence on outside manufacturers for the manufacture of its products; its dependence on third parties to supply raw materials and to provide services for certain core aspects of its business; new regulatory action or lawsuits relating to its use of narcotics in most of its core products; its exposure to product liability claims and product recalls and the possibility that the company may not be able to adequately insure itself; its ability to protect its proprietary technology; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; its ability to successfully implement its acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of its products and products in development; the availability of third-party reimbursement for its products; the outcome of any pending or future litigation or claims by the government; its dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of its total net sales; significant litigation expenses to defend or assert patent infringement claims; any interruption or failure by its suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with Endo; a determination by a regulatory agency that Endo is engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of its products; existing suppliers become unavailable or lose their regulatory status as an approved source, causing an inability to obtain required components, raw materials or products on a timely basis or at commercially reasonable prices; the loss of branded product exclusivity periods and related intellectual property; and its exposure to securities that are subject to market risk. The company does not undertake any obligation to update its forward-looking statements after the date of this press release for any reason, even if new information becomes available or other events occur in the future. You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (or SEC). Also note that Endo provides the preceding cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to its business. These are factors that, individually or in the aggregate, the company believes could cause its actual results to differ materially from expected and historical results. Endo notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the preceding to be a complete discussion of all potential risks or uncertainties.

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